Exhibit 99.1

Consolidated Financial Statements and Report of

Independent Certified Public Accountants

S&D Coffee Holding Company

As of December 30, 2015 and December 31, 2014

S&D Coffee Holding Company

Table of contents

Report of Independent Certified Public Accountants	1-2

Consolidated financial statements:

Balance sheets	3-4

Statements of income and comprehensive income	5

Statements of stockholders’ equity	6

Statements of cash flows	7

Notes to consolidated financial statements	8-20

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 201 South College Street Suite 2500 Charlotte, NC 28244-0100 T 704.632.3500 F 704.334.7701 www.GrantThornton.com

Board of Directors

S&D Coffee Holding Company:

We have audited the accompanying consolidated financial statements of S&D Coffee Holding Company (a North Carolina corporation), which comprise the consolidated balance sheets as of December 30, 2015 and December 31, 2014, and the related consolidated statements of income and comprehensive income, changes in stockholder’s equity, and cash flows for the years ended December 30, 2015, December 31, 2014, and January 1, 2014, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of S&D Coffee Holding Company as of December 30, 2015 and December 31, 2014, and the results of their operations and their cash flows for the years ended December 30, 2015, December 31, 2014, and January 1, 2014 in accordance with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina

September 26, 2016

S&D Coffee Holding Company

Consolidated balance sheets

	December 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$4,922,425	$6,463,163
Trade accounts receivable, net of allowances of $819,000 and $947,000, respectively	52,081,539	54,134,824
Inventories at cost less LIFO reserve of $10,173,000 and $11,233,000, respectively	51,668,971	44,786,518
Deferred income taxes	—	4,429,891
Prepaid expenses	4,079,671	3,828,788
Income tax receivable	—	1,268,568
Other	3,045,025	4,633,148

Total current assets	115,797,631	119,544,900
Property, plant and equipment, net	75,757,576	81,828,525
Cash surrender value of officers’ life insurance	11,530,576	10,470,907
Notes receivable from affiliates	7,988,128	7,581,435
Notes receivable, other	3,269,970	2,984,336
Goodwill and other intangible assets, net	3,266,955	3,396,955
Other assets, net	230,447	230,447

	$217,841,283	$226,037,505

The accompanying notes are an integral part of these consolidated financial statements.

S&D Coffee Holding Company

Consolidated balance sheets (cont’d)

	December 30,	December 31,
	2015	2014
Liabilities and stockholder’s equity
Current liabilities:
Bank overdraft	$7,417,844	$12,755
Current portion of long-term debt	4,000,000	4,000,000
Accounts payable	32,550,731	25,209,749
Accrued expenses and other current liabilities	18,200,364	21,371,431
Current income taxes payable	634,693	—

Total current liabilities	62,803,632	50,593,935
Long-term debt	29,333,333	33,000,000
Lines of credit	13,050,000	11,100,000
Deferred income taxes	—	8,096,972
Income taxes payable	1,928,988	2,740,644
Other liabilities	8,975,137	8,842,707

	116,091,090	114,374,258

Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock, Class A Shares; $0 par value per share; 10,490 shares issued and outstanding	—	—
Common stock, Class B Shares; $0 par value per share; 985,031 shares issued and outstanding	—	—
Additional paid-in capital	—	—
Retained earnings	111,896,517	104,917,919
Accumulated other comprehensive (loss) gain, net of tax in 2014	(11,972,131)	4,856,323
Noncontrolling interest	1,825,807	1,889,005

Total equity	101,750,193	111,663,247

	$217,841,283	$226,037,505

The accompanying notes are an integral part of these consolidated financial statements.

S&D Coffee Holding Company

Consolidated statements of income and comprehensive income

	December 30,	December 31,	January 1,
For the years ended	2015	2014	2014
Net sales	$571,813,307	$533,454,156	$500,717,130
Cost of sales	423,017,796	396,137,270	360,669,131

Gross profit	148,795,511	137,316,886	140,047,999

Operating expenses:
Selling and sales support services	99,463,432	97,004,137	87,881,179
General and administrative	38,996,434	34,864,680	34,259,265
Supplemental executive retirement expense	234,654	709,323	232,606

Total operating expenses	138,694,520	132,578,140	122,373,050

Operating income	10,100,991	4,738,746	17,674,949
Interest expense	(1,406,538)	(805,375)	(945,325)
Other income, net	2,037,544	1,688,410	661,935

Income before income taxes	10,731,997	5,621,781	17,391,559
Provision for income taxes	(67,537)	1,631,310	6,265,847

Net income	10,799,534	3,990,471	11,125,712
Income attributable to noncontrolling interest	639,802	731,312	712,046

Net income attributable to S&D Coffee Holding Company	10,159,732	3,259,159	10,413,666
Other comprehensive income (loss)
Unrealized (loss) gain on coffee futures, net of tax in 2014 and 2013	(16,848,323)	16,215,391	(3,750,972)
Unrealized gain (loss) on interest rate swap, net of tax in 2014 and 2013	19,869	(83,219)	111,383

Comprehensive income attributable to S&D Coffee Holding Company	$(6,668,722)	$19,391,331	$6,774,077

The accompanying notes are an integral part of these consolidated financial statements.

S&D Coffee Holding Company

Consolidated statements of stockholders’ equity

						Accumulated
	Common Stock					Other
	Class A		Class B		Retained	Comprehensive	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Earnings	Income (Loss)	Interest
Balance, January 2, 2013	10,490	$—	985,031	$—	$91,245,094	$(7,636,260)	$1,808,147	$85,416,981
Comprehensive income (loss)	—	—	—	—	10,413,666	(3,639,589)	—	6,774,077
Noncontrolling interest	—	—	—	—	—	—	712,046	712,046
Distributions declared and paid	—	—	—	—	—	—	(600,500)	(600,500)

Balance, January 1, 2014	10,490	$—	985,031	$—	$101,658,760	$(11,275,849)	$1,919,693	$92,302,604
Comprehensive income	—	—	—	—	3,259,159	16,132,172	—	19,391,331
Noncontrolling interest	—	—	—	—	—	—	731,312	731,312
Distributions declared and paid	—	—	—	—	—	—	(762,000)	(762,000)

Balance, December 31, 2014	10,490	—	985,031	—	104,917,919	4,856,323	1,889,005	111,663,247
Comprehensive income (loss)	—	—	—	—	10,159,732	(16,828,454)	—	(6,668,722)
Shareholder tax distributions	—	—	—	—	(3,181,134)	—	—	(3,181,134)
Noncontrolling interest	—	—	—	—	—	—	639,802	639,802
Distributions declared and paid	—	—	—	—	—	—	(703,000)	(703,000)

Balance, December 30, 2015	10,490	$—	985,031	$—	$111,896,517	$(11,972,131)	$1,825,807	$101,750,193

The accompanying notes are an integral part of these consolidated financial statements.

S&D Coffee Holding Company

Consolidated statements of cash flows

	December 30,	December 31,	January 1,
For the years ended	2015	2014	2014
Cash flows from operating activities:
Net income	$10,799,534	$3,990,471	$11,125,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,722,674	16,502,838	13,981,157
(Gain) Loss on sale of property and equipment	(640,950)	(183,946)	210,334
receivable	(1,466,362)	(1,960,885)	(1,858,726)
Deferred income tax (benefit) provision, net	(626,941)	(5,106,023)	436,532
Changes in operating assets and liabilities:
Accounts receivable, net	2,053,285	(4,770,085)	368,176
Inventories, net	(11,457,272)	(7,994,870)	(3,721,832)
Prepaid expenses and other current assets	1,259,127	(2,697,393)	(1,035,332)
Accounts payable	7,340,982	3,710,610	4,497,938
Accrued expenses and other liabilities	(4,755,187)	3,961,146	(531,587)
Federal and state income taxes	1,091,605	390,892	(1,587,973)
Coffee futures contracts	(13,499,112)	16,568,756	(7,477,370)

Net cash provided by operating activities	6,821,383	22,411,511	14,407,029

Cash flows from investing activities:
Capital expenditures	(11,162,483)	(30,033,368)	(17,908,241)
Proceeds from sale of property, plant and equipment	1,281,708	350,263	1,233,452
Issuance of notes receivable	(3,310,752)	(2,984,336)	—
Proceeds from notes receivable	3,025,118	—	—

Net cash used in investing activities	(10,166,409)	(32,667,441)	(16,674,789)

Cash flows from financing activities:
Checks issued in excess of funds on deposit	7,405,089	(4,713,875)	(56,461)
Shareholder distributions	(3,181,134)	—	—
Net proceeds from lines of credit	1,950,000	6,900,000	(15,955,000)
Principal payments on long-term debt	(3,666,667)	(3,049,607)	(18,395,678)
Proceeds from borrowings	—	10,000,000	30,000,000
Noncontrolling interest distributions	(703,000)	(762,000)	(600,500)

Net cash provided by (used in) financing activities	1,804,288	8,374,518	(5,007,639)

Net decrease in cash and cash equivalents	(1,540,738)	(1,881,412)	(7,275,399)
Cash and cash equivalents, beginning of year	6,463,163	8,344,575	15,619,974

Cash and cash equivalents, end of year	$4,922,425	$6,463,163	$8,344,575

Supplemental disclosures of cash flow information – Cash paid during the year for:
Interest	$1,238,000	$829,000	$934,000
Income taxes	483,000	6,400,000	7,374,000

The accompanying notes are an integral part of these consolidated financial statements.

S&D Coffee Holding Company

Notes to consolidated financial statements

1	Nature of Operations and Summary of Significant Accounting Policies

Operations

The accompanying consolidated financial statements present the accounts of S&D Coffee Holding Company (the Company). The Company is primarily engaged in the production and distribution of coffee, tea and liquid beverages, and the distribution of related products, to institutional and commercial customers in the United States. The Company’s operations are significantly impacted by the world market for green coffee. Coffee is an agricultural product and its price fluctuates as a result of many factors beyond the Company’s control, including the actions of domestic and foreign governments, the weather in coffee-producing nations and the operation of the commodity futures markets. Once received, the beans are processed and distributed from facilities located in Concord, North Carolina.

The Company has a 52- or 53-week fiscal year ending on the Wednesday closest to December 31. Fiscal years 2015, 2014 and 2013 contained 52 weeks.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, S&D Coffee, Inc. (S&D) as well as S&D’s variable interest entity (VIE), Arabica, LLC (Arabica). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash, demand deposits and highly liquid investments with original maturities of less than three months to be cash and cash equivalents. The Company maintains cash deposits with major banks, which may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes the risk of loss to be remote.

Revenue Recognition and Concentration of Credit Risk

The Company recognizes revenue upon delivery of products to its customers.

The Company extends credit based on an evaluation of customers’ financial conditions, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company considers invoices past due when they are outstanding longer than the stated term, which is typically 30 days. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. Three customers of the Company represent approximately 32% and 34% of sales for the fiscal years ended December 30, 2015 and December 31, 2014, respectively. At December 30, 2015 and December 31, 2014, these three customers made up 31% and 26% of the outstanding accounts receivable balance, respectively. Two customers of the company represent approximately 34% of sales for the fiscal year ended January 1, 2014.

S&D Coffee Holding Company

Notes Receivable

The Company entered into an agreement with a customer in November 2014 by which the Company would lend the customer up to $12,000,000 for the purpose of financing beverage equipment purchases. The note bears no interest and is over a five-year term with a one-year renewal option. During 2015, the Company advanced $3,311,000 and $2,984,000 during 2014. The Company received repayments of $3,025,000 during the year ended December 30, 2015. As of December 30, 2015 and December 31, 2014, the outstanding amount of this note was $3,270,000 and $2,984,000, respectively.

Inventories

Inventories of coffee (57% and 43% of total inventory at December 30, 2015 and December 31, 2014, respectively) are stated at cost, determined using the last in, first out (LIFO) method. Tea, allied products, drinks, syrups and packaging supplies (43% and 57% of inventory at December 30, 2015 and December 31, 2014, respectively) are stated at cost, determined using the first in, first out (FIFO) method. For these inventories, cost is less than market value.

Shipping and Handling Costs

Shipping and handling costs included in selling and sales support services expense for the years ended December 30, 2015, December 31, 2014 and January 1, 2014, were $11,829,000, $11,691,000 and $10,548,000, respectively.

Advertising Costs

The cost of advertising is expensed when incurred. Advertising costs totaled $2,117,000, $2,562,000 and $2,044,000 for the years ended December 30, 2015, December 31, 2014 and January 1, 2014, respectively. Of this amount, $1,887,000, $2,444,000 and $1,808,000 was included in selling and sales support services expense, and $230,000, $118,000 and $236,000 was included in general and administrative expense for the years ended December 30, 2015, December 31, 2014 and January 1, 2014, respectively.

Futures Contracts

Coffee is a significant raw material component for the Company and, as a commodity, is subject to market fluctuations based on crop yield projections and global product demand. The Company enters into coffee futures contracts to hedge its exposure to price fluctuations on coffee raw materials associated with fixed-price sales contracts with institutional customers, which generally range from three months to one year in length.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Major additions are capitalized; maintenance, repairs and minor improvements are charged to operating expenses as incurred. Depreciation is computed for financial reporting purposes using a combination of the straight-line and double-declining balance methods over the estimated useful lives of the assets, which are as follows:

Buildings and leasehold improvements	15-39 years
Equipment and software	3-10 years

Accelerated depreciation methods, as provided by federal income tax laws, are used for income tax purposes.

Income Taxes

As of January 1, 2015, S&D Coffee Holding Company and S&D Coffee, Inc. elected to be treated as pass-through entities, S Corporation, under the Internal Revenue Code (IRC). Under this election, the shareholders of the Company are taxed on their proportional share of the taxable income of the Company. The deferred tax assets and liabilities recorded as of December 31, 2014 were reversed through the income statement as of January 1, 2015 because the future tax benefits and liabilities for those deferred will be the responsibility of the shareholders.

S&D Coffee Holding Company

Fair Value of Financial Instruments

The Company uses a fair value hierarchy for those instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1	Quoted market prices in active markets for identical assets or liabilities;

Level 2	Inputs other than Level 1 inputs that are either directly or indirectly observable; and

Level 3	Unobservable inputs developed using estimates and assumptions developed by management, which reflect those that a market participant would use.

The following table discloses assets and liabilities measured at fair value on a recurring basis:

Fair value measurements as of December 30, 2015	Level 1	Level 2	Level 3	Total
Interest rate swaps	$—	$(302,000)	$—	$(302,000)
Futures contracts	38,000	—	—	38,000

Fair value measurements as of December 31, 2014	Level 1	Level 2	Level 3	Total
Interest rate swaps	$—	$(322,000)	$—	$(322,000)
Futures contracts	1,774,425	—	—	1,774,425

The Company’s coffee futures contracts are carried at fair value, based on readily available quoted market prices (see Note 5). The Company’s interest rate swap agreements are carried at fair value, determined based on the present value of the estimated future cash flows using implied rates in the applicable yield curve as of the valuation date (see Note 5).

The carrying amounts of cash and cash equivalents, trade accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value because of the short-term nature of these financial instruments. The carrying amount of the Company’s long-term debt approximates fair value because the interest rates, credit spreads and other significant terms approximate current market conditions.

Long-lived Assets

The Company reviews its long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment charge was recognized for the fiscal years ended December 30, 2015, December 31, 2014 and January 1, 2014.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets at December 30, 2015 and December 31, 2014, consist of goodwill, noncompete agreements and customer lists arising from past business acquisitions as well as certain distinct intangible assets acquired in 2009. The other intangible assets are being amortized over their estimated useful lives, which range from 10 to 15 years.

S&D Coffee Holding Company

The Company evaluates its goodwill for impairment at least annually and had no impairment in 2015, 2014 or 2013. To test for impairment, the Company first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that is more-likely-than- not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines it is not more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, then further testing is unnecessary. However, if the Company concludes otherwise, then it is required to first calculate the fair value of the reporting unit and compare that fair value with the carrying amount of the reporting unit. If the fair value of the reporting unit is less than its carrying value, impairment is indicated and the Company would calculate the amount by which its goodwill is impaired based on the fair value of its other assets and liabilities at the testing date.

As of December 30, 2015 and December 31, 2014, the Company had unamortized goodwill of $2,817,000.

Comprehensive Income

Comprehensive income in the statements of income and comprehensive income consists of net income plus unrealized gains and losses on the Company’s coffee futures transactions and interest rate swap agreements, and is net of tax for the fiscal years ended December 31, 2014 and January 1, 2014.

Variable Interest Entity

The Company consolidates entities in which it has a controlling financial interest.

The Company follows the authoritative guidance included in generally accepted accounting principles on accounting for consolidation of variable interest entities (VIEs). Such guidance applies to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The Company determines the primary beneficiary based on an evaluation of which party has both: (i) the power to direct the activities that most significantly impact the economic performance of the VIE; and, (ii) has the obligation to absorb losses, or the right to receive benefits that could potentially be significant to the VIE. The Company evaluates its relationships with other entities to identify whether those entities are VIEs and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements. The Company is the primary beneficiary for such a VIE, Arabica (see Note 10).

2	Inventories

The components of inventories are as follows:

	December 30, 2015	December 31, 2014
At FIFO cost:
Coffee	$39,252,000	$29,083,000
Allied products	2,954,000	2,979,000
Tea	10,385,000	12,951,000
Liquid beverages	3,885,000	3,868,000
Drinks and syrup	2,157,000	3,524,000
Packaging supplies	2,917,000	3,200,000
Other	292,000	415,000

Inventories at FIFO cost	61,842,000	56,020,000
Less – LIFO reserve for coffee	(10,173,000)	(11,233,000)

	$51,669,000	$44,787,000

S&D Coffee Holding Company

3	Property, Plant and Equipment, Net

The components of property, plant and equipment are as follows:

	December 30,	December 31,
	2015	2014
Brewing and beverage equipment	$52,719,000	$53,189,000
Land	2,106,000	2,106,000
Buildings and leasehold improvements	44,024,000	43,844,000
Plant equipment	75,418,000	70,465,000
Office equipment	6,075,000	5,922,000
Computer equipment and software	18,980,000	18,656,000
Transportation equipment	9,466,000	9,621,000
Construction-in-progress	1,052,000	2,162,000

	209,840,000	205,965,000
Less – Accumulated depreciation	(134,082,000)	(124,137,000)

	$75,758,000	$81,828,000

Depreciation expense for 2015, 2014 and 2013 was $16,593,000, $16,357,000 and $13,834,000, respectively.

4	Intangible Assets

Intangible assets consist of certain identifiable assets resulting from previous acquisitions, including noncompete agreements, customer lists, trade secrets and goodwill. The gross carrying amount and accumulated amortization for these intangible assets are as follows:

	December 30,	December 31,	Estimated
	2015	2014	Useful Lives
Amortizable intangible assets:
Noncompete agreements	$825,000	$825,000	10-15 years
Customer lists	130,000	130,000	15 years
Trade secrets	1,300,000	1,300,000	10 years
Accumulated amortization	(1,805,000)	(1,675,000)

Amortizable intangible assets	450,000	580,000
Non-amortizable intangible assets - Goodwill	2,817,000	2,817,000

	$3,267,000	$3,397,000

Intangible assets are being amortized on a straight-line basis over the estimated useful lives of each asset. Amortization expense for the years ended December 30, 2015, December 31, 2014 and January 1, 2014, was $130,000, $146,000 and $147,000, respectively. Future amortization expense related to intangible assets is as follows:

Amount
2016	$130,000
2017	130,000
2018	130,000
2019	60,000

$450,000

S&D Coffee Holding Company

5	Hedging Activities

The Company records all derivatives, whether designated in hedging relationships or not, at fair value on the balance sheet. If the derivative is designated as a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income or loss and are recognized in earnings when the hedged item affects earnings. Any material ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings as they occur.

The Company is subject to price risk related to price- to-be-fixed coffee purchase commitments and anticipated coffee purchase commitments. In the normal course of business, under procedures and controls established by the Company’s financial risk management framework, the Company enters into green coffee futures contracts to manage changes in raw materials prices in order to ensure supply and protect the gross margin of price-to-be-fixed customer sales commitments. The Company designates these future contracts as cash flow hedges. As of December 30, 2015, the Company had unrealized losses on futures contracts of $3,787,000 and current assets related to open futures contracts of $38,000. As of December 31, 2014, the Company had unrealized gains on future contracts of $2,602,000 and current assets related to open future contracts of $1,774,000. The amounts recorded in accumulated other comprehensive income relating to these futures will be reflected as a component of cost of sales, generally within 12 months following the balance sheet date, as the related inventory is sold. As a matter of policy, the Company does not enter into coffee derivatives contracts for trading or speculative purposes.

In July 2010, the Company entered into a $6,160,000 notional amount interest rate swap effective August 2011. The notional amount of the swap amortized to zero in December 2015, at which time it terminated. In November 2011, the Company entered into a $10,594,000 notional amount interest rate swap effective April 30, 2012. The notional amount of the swap amortizes to $2,555,000 in October 2016, at which time it terminates. In March 2014, the Company entered into a $11,731,000 notional amount interest rate swap. In September 2014, the swap agreement notional amount increased to $19,870,000. The notional amount of the swap amortizes to $15,813,000 in December 2018, at which time it terminates. These interest rate swaps, which have been designated as cash flow hedges, are utilized to hedge a portion of the Company’s interest rate payments on its variable rate debt. As of December 30, 2015 and December 31, 2014, the Company has recognized a liability of $302,000 and $322,000, respectively, for accumulated unrealized losses related to these swap agreements, which are shown as a component of accumulated other comprehensive income (loss) in the accompanying consolidated financial statements, net of a deferred tax benefit for the fiscal years ended December 31, 2014 and January 1, 2014 of $124,000 and $72,000, respectively. The ineffective portion of these cash flow hedges was not material at December 30, 2015, December 31, 2014 and January 1, 2014.

6	Notes Payable and Long-term Debt

A summary of the Company’s long-term debt is as follows:

	December 30,	December 31,	January 1,
	2015	2014	2014
Note payable to banks, unsecured, monthly principal and quarterly interest payments, final payment of remaining principal due December 31, 2018	33,333,000	37,000,000	30,000,000
Note payable to bank, unsecured, monthly principal and interest payments, final payment of remaining principal due March 1, 2014	—	—	50,000

Total long-term debt	33,333,000	37,000,000	30,050,000
Less - current maturities of long-term debt	(4,000,000)	(4,000,000)	(3,050,000)

Long-term debt, excluding current maturities	$29,333,000	$33,000,000	$27,000,000

S&D Coffee Holding Company

In December 2013, the Company entered into a syndicated credit facility with three banks for a principal amount of $30,000,000 and a revolving credit facility. The proceeds of this term loan were used to refinance the prior term debt and to pay off prior lines of credit. The principal of the loan began to amortize in January 2014 and a final payment of $15,000,000 is due in December 2018. In December 2014, the Company exercised its option to borrow an additional $10,000,000 under the above stated syndicated term loan, which began to amortize in January 2015. The proceeds from this additional $10,000,000 were used to fund capital expenditures. A final payment of $20,800,000 on the term loan is due in December 2018. Interest is payable monthly at LIBOR plus an applicable margin. The revolving credit facility is intended to satisfy seasonal working capital requirements and has maximum available borrowings of $75,000,000. The Company had $13,050,000 outstanding under its line of credit as of December 30, 2015 and $11,100,000 outstanding as of December 31, 2014. The line of credit expires in December 2018.

In October 2001, Arabica entered into two term notes with different financial institutions with original principal amounts totaling approximately $2,400,000. At December 30, 2015 and December 31, 2014 there were no outstanding amounts; at January 1, 2014, the amount outstanding was approximately $50,000.

The terms of the notes and lines of credit are subject to certain restrictive loan covenants based on the Company’s financial position, including a subjective covenant whereby the debt would be callable upon an event, act, condition or occurrence, which has a material adverse effect on the Company, the rights and remedies of the bank under the notes or the legality, validity or enforceability of the loan document. As of December 30, 2015, the Company was in compliance with all covenants of the notes and lines of credit.

The aggregate maturities of the lines of credit and long-term debt are as follows:

	Notes	Lines of
	Payable	Credit	Amount
2016	$4,000,000	$—	$4,000,000
2017	4,000,000	—	4,000,000
2018	25,333,000	13,050,000	38,383,000

	$33,333,000	$13,050,000	$46,383,000

S&D Coffee Holding Company

7	Income Taxes

As discussed in Note 1, S&D Coffee Holding Company and S&D Coffee, Inc. elected to be treated as pass-through entities, S Corporation, effective January 1, 2015. As a result of this election, the income tax liability resulting from the activities of the Company is paid proportionally by the shareholders. The Company is still subject to entity level state income taxes in certain states that do not recognize the pass-through status. Upon conversion, the current net deferred tax asset of $4,430,000, the noncurrent net deferred tax liability of $8,097,000 and the deferred tax asset of $3,040,000 in adjusted other comprehensive income were reversed and a net deferred tax benefit was recorded. In order to elect to be taxed as an S Corporation, the Company recaptured the LIFO reserve of $12,000,000 on its 2014 tax return. The Internal Revenue Code allows for deferred payments of the income tax liability associated with this recapture in four installments of $964,500. As a result, the Company recorded a federal income tax liability of $2,893,000 at December 30, 2015 and $3,858,000 at December 31, 2014, which is payable in 4 equal installments that started March 15, 2015.

The provision for income taxes consists of the following:

	December 30,	December 31,
	2015	2014
Current:
Federal	$268,000	$6,056,000
State	292,000	681,000

	560,000	6,737,000
Deferred	(627,000)	(5,106,000)

	$(67,000)	$1,631,000

Pursuant to the Company’s conversion to an S Corporation in 2015 and thereafter, management does not anticipate federal income taxes at the Company level. The Company’s effective tax rate for the fiscal years ended December 30, 2015 and December, 31, 2014, excluding noncontrolling interests, varied from the federal statutory rate as follows:

	December 30,	December 31,
	2015	2014
Federal statutory rate	—	35.0%
State income taxes, net of federal tax benefit	—	4.2%
Meals and entertainment	—	8.2%
Key man life insurance	—	(1.0)%
Uncertain tax positions	—	1.0%
Tax credits and special deductions	—	(15.5)%
Other	—	3.4%

Effective tax rate	—	33.3%

S&D Coffee Holding Company

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 30, 2015 and December 31, 2014, are presented below:

	December 30,	December 31,
	2015	2014
Deferred tax assets:
Accounts receivable, principally due to allowance for doubtful accounts	$—	$365,000
Inventories, principally due to additional cost inventoried for tax purposes	—	563,000
Inventories, LIFO recapture	—	4,325,000
Accrued expenses, principally due to bonuses and deferred compensation	—	2,238,000
Phantom stock plan	—	3,000
Deferred loss on coffee futures	—	—
Supplemental executive retirement plan	—	1,486,000
Self-insurance reserves	—	347,000
Other	—	124,000

Total deferred tax assets	—	9,451,000

Deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	—	(8,930,000)
Goodwill and other intangible assets	—	(777,000)
Deferred gain on coffee futures	—	(3,164,000)
Inventories, LIFO	—	—
Prepaid expenses	—	(247,000)

Total deferred tax liabilities	—	(13,118,000)

Net deferred tax liabilities	$—	$(3,667,000)

Net current deferred tax assets	$—	$4,430,000
Net noncurrent deferred tax liabilities	—	(8,097,000)

Net deferred tax liabilities	$—	$(3,667,000)

The Company follows applicable authoritative guidance on accounting for uncertainty in income taxes, which among other things, prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

As of December 30, 2015 and December 31, 2014, the Company had recorded a provision for unrecognized tax liabilities of $396,000 and $458,000, respectively, which is reflected in other long-term liabilities in the accompanying financial statements. The Company records any associated interest and penalties as additional income tax in the accompanying statements of income and comprehensive income. Such amounts were insignificant for the years ended December 30, 2015, December 31, 2014 and January 1, 2014. Based on management’s analysis, the Company does not believe any remaining unrecognized tax liabilities will significantly change in the next fiscal year. As of December 30, 2015, the Company’s open tax years include fiscal 2012 - 2015.

S&D Coffee Holding Company

8	Commitments and Contingencies

The Company is obligated under various operating leases related to land, plant and transportation equipment for periods of up to 10 years. Rent expense under operating leases was approximately $8,462,000 in fiscal 2015, $8,320,000 in fiscal 2014 and $8,589,000 in fiscal 2013. At December 30, 2015, future minimum lease payments under operating leases having initial or remaining noncancelable lease terms in excess of one year are as follows:

Amount
2016	$7,308,000
2017	5,619,000
2018	4,563,000
2019	3,294,000
2020	1,719,000
Thereafter	1,308,000

Total minimum lease payments	$23,811,000

Litigation

The Company is involved in various lawsuits arising in the normal course of business. In management’s opinion, such matters will not have a material adverse effect on the financial position or results of operations of the Company.

9	Benefit Plans and Deferred Compensation

Defined Contribution Plan

The Company has a 401(k) savings plan available to all employees. New employees are eligible to become participants on the first day of each quarter. Each savings plan participant may elect to have up to 80% of total compensation withheld, subject to limitations, as a contribution to the plan. For the 2014 plan year and thereafter, the Company elected a Safe Harbor Match, rather than a discretionary match at the end of the year. The Company matches 100% of the first 1% and 50% between 1% and 6% of eligible pay deferred. Participants become 100% vested in the matching contribution after two years of service. Forfeitures may be used by the Company to satisfy its contribution. The Company did not have an accrual at December 30, 2015 or December 31, 2014, due to the Company funding the match after each payroll rather than at a lump sum at the end of the year. On January 1, 2014 the accrual was approximately $1,428,000 for the 2013 plan year. During 2013, the Company had a discretionary match up to 10% of a participant’s compensation. The Company matched $1,591,000 and $1,488,000 for the years ended December 30, 2015 and December 31, 2014, respectively.

Non-qualified Deferred Compensation Plan

In June 2007, the Company established the Non-qualified Deferred Compensation Plan for corporate executives, which allows the participants to elect to defer a portion of their compensation into the plan. During the years ended December 30, 2015, December 31, 2014 and January 1, 2014, participant deferrals were $740,000, $789,000 and $356,000, respectively. The Company made matching contributions of $70,000, $110,000 and $56,000 for the years ended December 30, 2015, December 31, 2014 and January 1, 2014, respectively.

Distributions from the plan are made upon death, retirement, disability or upon the election of the participant (as long as funds are held for at least five years prior to the participant’s elective payment date). The plan does not qualify under ERISA; therefore, Company contributions are not tax deductible until distributions are made to the participants. A deferred tax benefit is recorded for non-deductible contributions made by the Company.

S&D Coffee Holding Company

Phantom Equity Plan

On January 1, 2008, the Company established the Phantom Equity Plan (the Plan) to compensate certain key executives based on the issuance of Phantom Equity Units. The units vest over a five-year vesting period on a straight-line basis. The grants are measured at the date of grant and subsequently under the intrinsic value method, which is the amount by which the value of the Plan award exceeds the base value, as defined in the Plan. The Company has elected to recognize compensation expense on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards. Compensation expense for the Phantom Equity Plan was $300,000 for the year ended December 30, 2015. During 2014, the value of the awards declined resulting in a $2,332,000 benefit recognized in the accompanying consolidated statements of income and comprehensive income. Compensation expense for the Phantom Equity Plan was $1,081,000 for the year ended January 1, 2014. The Company paid $319,000, $1,350,000 and $1,662,000 for the 2010, 2009 and 2008 units, respectively, to the participants during fiscal years 2015, 2014 and 2013, respectively. The Company accrued $652,000 and $678,000 related to the Phantom Equity Plan as of December 30, 2015 and December 31, 2014, respectively.

Supplemental Executive Retirement Plan

The Company established a Supplemental Executive Retirement Plan (SERP) in 2001. Under the SERP, the Company has agreed to pay, on an annual basis, $500,000 plus out- of-pocket medical costs for the remainder of the Chairman Emeritus’ spouse’s life. The Company has recorded a liability of $3,632,000 and $3,859,000 for the actuarially determined present value of the SERP as of December 30, 2015 and December 31, 2014, respectively. Of this liability, $505,000 for fiscal years 2015 and 2014 is included in accrued expenses and $3,127,000 and $3,354,000 is included in other liabilities in the accompanying consolidated balance sheets as of December 30, 2015 and December 31, 2014, respectively.

The following table provides a reconciliation of benefit obligations, plan assets and funded status of the SERP.

	December 30,	December 31,
	2015	2014
Change in benefit obligation:
Benefit obligation, beginning of year	$3,859,000	$3,654,000
Interest cost	146,000	146,000
Actuarial loss	131,000	561,000
Plan participants’ contribution	—	5,000
Benefits paid	(504,000)	(507,000)

Benefit obligation, end of year	$3,632,000	$3,859,000

Change in plan assets:
Fair value of plan assets, beginning of year	$—	$—
Employer contributions	504,000	502,000
Plan participants’ contribution	—	5,000
Benefits paid	(504,000)	(507,000)

Fair value of plan assets, end of year	$—	$—

S&D Coffee Holding Company

The net periodic benefit cost included the following components:

	December 30,	December 31,	January 1,
	2015	2014	2014
Interest cost	$146,000	$146,000	$149,000
Amortization of prior service cost	—	—	—
Recognized actuarial loss	—	—	—

Net periodic benefit cost	$146,000	$146,000	$149,000

The health care cost trend rate assumed for 2015 was 6.50%, trending down to 5.00% in 2019 and thereafter. The weighted average discount rate used in determining the accumulated benefit obligation was 4.22%, 4.05% and 4.30% in 2015, 2014 and 2013, respectively.

The following benefit payments are expected to be paid through 2025:

	Pension	Other
	Benefits	Benefits
Year:
2016	$489,000	$5,000
2017	464,000	5,000
2018	438,000	5,000
2019	410,000	5,000
2020	380,000	5,000
2021-2025	1,432,000	20,000

	$3,613,000	$45,000

10	Related-party Transactions

The Company has operating leases with Arabica. In October 2001, the Company entered into an operating lease with Arabica for a manufacturing warehouse and office facility, which was renewed in October 2011 with an expiration date of September 2016 with one five-year renewal option. Rental payments to Arabica for this lease in fiscal 2015, 2014 and 2013 were $434,000. Additionally, the Company leases its main manufacturing facilities, administrative offices and associated land from Arabica. The leases expired in September 2011 and the Company elected the first of three five-year renewal options. Under these leases, total annual rent payments to Arabica escalated from $295,000 to $355,000 over the lease term. Rent expense recorded in fiscal years 2015, 2014 and 2013 for these leases was $355,000. The Company is the primary beneficiary of Arabica, which is a VIE. As of December 30, 2015 and December 31, 2014, and for each of the years then ended, Arabica has been consolidated with S&D Coffee Holding Company

The consolidated financial statements for December 30, 2015, December 31, 2014 and January 1, 2014, include the following amounts as a result of the VIEs consolidation:

	2015	2014	2013
Cash and cash equivalents	$—	$—	$18,000
Other current assets	—	—	—
Land and building, net	1,826,000	1,890,000	1,952,000
Current portion of long-term debt	—	—	50,000
Current liabilities	800	500	800
Long-term debt	—	—	—
Net income	$640,000	$731,000	$712,000

S&D Coffee Holding Company

As the VIE has elected to be taxed as a partnership for federal and state income tax purposes, there was no effect on income tax expense as a result of the consolidation.

During 2003, the Company converted the cash surrender value of certain life insurance policies to notes receivable from three of the Company’s officers. The split-dollar policies converted by the Company were policies in which the premiums paid by the Company exceeded the cash surrender value of the policies. The original amount of the notes receivable was $3,620,000. Additional advances under the notes for premium payments in fiscal years 2015 and 2014 were $94,000, for each year, and $109,000 for fiscal year 2013. The notes, plus accrued interest, at rates varying depending on the terms, are payable upon the earlier of, the cancellation of the policies, the death of the insured, or December 15, 2023. The cash surrender value of these life insurance policies serves as collateral for these notes. During fiscal 2015, 2014 and 2013, the Company accrued interest income of $344,000, $440,000 and $351,000, respectively.

11	Subsequent Events

The Company has evaluated subsequent events through September 26, 2016, which is the date the financial statements were available to be issued.

All subsequent events requiring recognition or disclosure have been incorporated into these financial statements. In August of 2016, Cott Corporation purchased S&D Coffee Holding Company.